UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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Artisan Partners Funds, Inc.

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SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR NOVEMBER 10, 2020

Dear Shareholder,

We need your help as our records indicate that we have not received your vote for the upcoming Special Meeting of Artisan Sustainable Emerging Markets Fund. We are asking you to consider and vote to approve a change in the sub-classification of the Fund from “diversified” to “non-diversified” and the elimination of a related fundamental investment restriction (the “Proposal”) at a special meeting of shareholders to be held on November 10, 2020. In an effort to avoid the Fund incurring any further expenses in connection with the solicitation of proxies, please take a moment to submit your vote.

Your vote is important no matter how many shares you own. To avoid adjournments and additional solicitation costs, the Board of Directors of the Fund is asking you to cast your vote “FOR” the Proposal.

The details of the Special Meeting are described in the proxy statement that has been sent to all shareholders and can be found at https://vote.proxyonline.com/artisanpartners/docs/proxy2020.pdf. If you have any questions regarding the Proposal, please contact us at (866) 521-4429, Monday through Friday, from 9:00 a.m. to 10:00 p.m. Eastern time.

Please cast your vote using one of the methods below.

•

Vote by Phone. Call one of our proxy specialists toll-free at (866) 521-4429, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

•	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

•	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

•	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

REG NOBO

SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR NOVEMBER 10, 2020

Dear Shareholder,

We need your help as our records indicate that we have not received your vote for the upcoming Special Meeting of Artisan Sustainable Emerging Markets Fund. We are asking you to consider and vote to approve a change in the sub-classification of the Fund from “diversified” to “non-diversified” and the elimination of a related fundamental investment restriction (the “Proposal”) at a special meeting of shareholders to be held on November 10, 2020. In an effort to avoid the Fund incurring any further expenses in connection with the solicitation of proxies, please take a moment to submit your vote.

Your vote is important no matter how many shares you own. To avoid adjournments and additional solicitation costs, the Board of Directors of the Fund is asking you to cast your vote “FOR” the Proposal.

The details of the Special Meeting are described in the proxy statement that has been sent to all shareholders and can be found at https://vote.proxyonline.com/artisanpartners/docs/proxy2020.pdf. If you have any questions regarding the Proposal, please contact us at (800) 967-7635 extension 14677, Monday through Friday, from 9:00 a.m. to 10:00 p.m. Eastern time.

Please cast your vote using one of the methods below.

Your vote is important no matter how many shares you own. Voting your shares soon will help us to avoid additional costly follow-up efforts. Please cast your vote using one of the methods below.

•	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

•	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

•	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO